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           1,500,000 UNITS CONSISTING OF 1,500,000 SHARES OF COMMON STOCK
                                        AND
                1,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS



                              BUFFALO WILD WINGS, INC.

                               UNDERWRITING AGREEMENT

                                                                _________, 1998


R. J. Steichen & Company
As Representative of the Several Underwriters
One Financial Plaza
120 South Sixth Street
Minneapolis, MN  55402

Ladies and Gentlemen:

     Buffalo Wild Wings, Inc., an Minnesota corporation (the "COMPANY"), proposes to issue and sell to you (the "REPRESENTATIVE") and the other Underwriters named in Schedule I hereto, an aggregate of 1,500,000 Units ("UNITS"), each Unit consisting of one share of Common Stock ("COMMON STOCK") and one Redeemable Common Stock Purchase Warrant (the "WARRANT") exercisable for a period of four (4) years commencing on the effective date of the Registration Statement to purchase one share of Common Stock of the Company at a price of $8.00 per share. The Warrants shall be immediately exercisable and are detachable immediately after the effective date of the Registration Statement under the Act. The Warrants shall be redeemable at the option of the Company at $.01 per Warrant at any time ninety (90) days after the effective date and upon thirty (30) days' prior notice in writing of the Company's intention to redeem, provided that the average closing bid price for the Common Stock exceeds $9.25 per share (subject to adjustment) for any 20 consecutive trading days prior to such notice, on such other terms set forth in the Preliminary Prospectus (defined herein).

     The 1,500,000 Units to be purchased from the Company are referred to herein as the "FIRM UNITS." In addition, solely for the purpose of covering overallotments with respect to the Firm Units, the Company proposes to grant to the Underwriters, for their account, the option to purchase up to an additional 225,000 Units (the "OPTION UNITS"). The Firm Units and any Option Units purchased pursuant to this Underwriting Agreement are herein referred to as the "UNITS."

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     The Company hereby confirms its agreement with respect to the purchase of the Units by the Underwriters.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

          (a) The Company has prepared in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the applicable rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder, and has filed with the National Office of the Commission in Washington, D.C., a registration statement on Form SB-2, File No. 333-________, including a Prospectus relating to the Units, and will file with the Commission before the effective date of the registration statement one or more amendments thereto. Copies of such registration statement and amendments (including all forms of the preliminary prospectus) have been delivered to the Representative. Any such preliminary prospectus (as described in Rule 430 under the Act) included at any time as part of such registration statement is herein called a "PRELIMINARY PROSPECTUS." As used herein, the term "REGISTRATION STATEMENT" shall, except where the context otherwise requires, mean said registration statement (and all exhibits thereto) as amended by all amendments filed prior to its effective date; and the term "PROSPECTUS" shall, except where the context otherwise requires, mean said final prospectus on file with the Commission when the Registration Statement becomes effective (except that, if the prospectus filed by the Company pursuant to Rule 424(b) under Act shall differ from the prospectus included in the Registration Statement, the term "PROSPECTUS" shall, except where the context otherwise requires, mean the prospectus so filed pursuant to Rule 424(b) from and after the date on which it shall have been first used.) Reference herein to the Registration Statement, to any Preliminary Prospectus, to the Prospectus or to any amendment of or supplement to the Prospectus includes all documents and information incorporated therein by reference.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus, at the time of filing thereof with the Commission, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties in this subparagraph shall apply to statements in, or omissions from, any Preliminary Prospectus which are based upon and conform to written information furnished to the Company by or on behalf of the Representative specifically for use in the preparation thereof.

          (c) When the Registration Statement becomes effective and at all times subsequent thereto up to each Closing Date (defined hereinafter) and upon the effective date of any post-effective amendment to the Registration Statement, the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, will in all material respects conform to the requirements of the Act and of the applicable rules

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     and regulations of the Commission thereunder (the "RULES AND REGULATIONS").
     When the Registration Statement becomes effective and at all times subsequent thereto, up to each Closing Date and the effective date of any post-effective amendment to the Registration Statement, neither the Registration Statement (as amended, if the Company shall have filed with the Commission any post-effective amendment thereto), nor the Prospectus, will include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof. There is no contract or document required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which was not described or filed as required.

          (d)  [Deleted]

          (e) KPMG Peat Marwick LLP, the accountants who have examined certain financial statements and schedules of the Company, filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations. The financial statements of the Company, together with related notes and summaries thereof, set forth in the Registration Statement and Prospectus, in all material respects present fairly the financial position and results of operations and changes in financial position of the Company as of the dates and for the periods indicated. To the Company's knowledge, all such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods concerned except as may be otherwise stated therein.

          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and other than as described in the Registration Statement and Prospectus, (i) the Company has not incurred any material liabilities or obligations, contingent or otherwise, or entered into any material transaction, except obligations incurred in the ordinary course of business that in the aggregate are not material; (ii) the Company has not paid or declared any dividend or other distribution on its Common Stock; (iii) there has not been any change in the Common Stock (except pursuant to currently outstanding options or warrants described in the Prospectus) or increase in the long-term debt of the Company (including any capitalized lease obligation), or any issuance of options, warrants, or rights to purchase Common Stock of the Company, or any material adverse change in the business, financial position, results of operations, key personnel, capitalization, properties, or net worth of the Company, considered as a whole; and (iv) no material loss or damage (whether or not insured) to the property of the Company has been sustained.

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          (g)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own its properties and conduct its business as it is currently being carried on and as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all states or jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse effect on its business condition (financial or other), or properties. To the Company's knowledge, the Company has all necessary and material authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own its properties and conduct its business as described in the Prospectus and is conducting its business in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business.

          (h) The Company is not in violation of its Articles of Incorporation, Bylaws, or other governing documents and is not in default in the performance of any obligation, agreement or condition contained in any lease agreement or in any bond, debenture, note or any other evidence of indebtedness or in any material contract, indenture, loan agreement or license where such default would have a material adverse effect on the business condition (financial or other) or properties of the Company, considered as a whole which violation or default has not been waived. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, the Articles of Incorporation or Bylaws, or other governing documents of the Company, or any indenture, mortgage, agreement or other instrument to which the Company is a party or by which it is bound, or to which any property of the Company is subject, or conflict with or violate any law or any order, rule or regulation, applicable to the Company of any court, or of any federal or state regulatory body or administrative agency, having jurisdiction over the Company or any of its properties which conflict, breach or default has not been waived.

          (i) The Company will, as of each Closing Date, have the duly authorized and outstanding capitalization set forth in the Prospectus. The outstanding Common Stock of the Company is duly authorized and validly issued, fully paid and nonassessable. The Common Stock of the Company conform in all material respects in substance to all statements in relation thereto contained in the Registration Statement and the Prospectus. The Company has all requisite power and authority (corporate and other) to issue, sell, and deliver the Units, including the Common Stock issuable upon exercise of the Warrants, in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus; and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale, and delivery of the Units, including the Common Stock issuable upon exercise of the Warrants, has been validly and sufficiently taken.

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          (j)  The Company has full legal power, right and authority (corporate and other) to enter into this Underwriting Agreement and to perform and discharge its obligations hereunder, and this Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company and is the valid and binding obligation of the Company, subject, as enforceability may be limited by, applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally, and except as enforceability of the indemnification or contribution provisions may be limited by federal or state securities laws or principles of public policy.

          (k) The Company will apply the proceeds of the sale of the Units by it substantially to the purposes set forth in the Prospectus.

          (l) To the Company's knowledge, no approval, authorization, consent or order of any public board or body (other than in connection with or in compliance with the provisions of the Act and the securities or Blue Sky laws of various jurisdictions) is legally required for the sale of the Units by the Company.

          (m)  The Company's only subsidiary is bw-3 Franchise Systems, Inc.

          (n) The Company has good and marketable title, free and clear of all liens, encumbrances, equities, charges or claims, to all of the property, real and personal, described in the Registration Statement and Prospectus as being owned by it, except as otherwise set forth in the Registration Statement and Prospectus and except for such as are not in the aggregate material in relation to the property of the Company considered as a whole and do not materially affect the value of such property, and, except as otherwise stated in the Registration Statement and Prospectus, has valid and binding leases to the real and/or personal property described in the Registration Statement and Prospectus as under lease to it with such exceptions as could not materially interfere with the conduct of the business.

          (o) There are no actions, suits or proceedings or investigations pending before any court or governmental agency, authority or body to which the Company is a party or of which the business or property of the Company is the subject which, if decided adversely, would have a material adverse effect on the general affairs, condition (financial or other), business, properties, net worth, or results of operations of the Company, and, to the best of the Company's knowledge, no such actions, suits or proceedings are threatened.

          (p) The Company has not taken or will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation as defined in the Securities Exchange Act of 1934, as amended, of the price of the Company's securities to facilitate the sale or resale of the Units.

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          (q)  The Company has not, directly or indirectly, at any time during the past five years (i) made any contributions to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any state, Federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable law.

          (r) Except as described in the Prospectus and to the knowledge of the Company, the Company owns or possesses the right to utilize all the patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, and similar rights necessary for the present conduct of its business as described in the Prospectus, without any known conflict with the asserted rights of others in respect of such matters. Except as may be stated in the Prospectus, the Company has not received any notice of any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, or other similar rights of others, or any claim with respect thereto, which would have a material adverse effect on the business of the Company.

          (s) The Company has filed all necessary federal, state and foreign income and franchise tax returns or if not filed, has obtained all necessary extensions and has paid all taxes as shown as due on any such returns; and the Company has no knowledge of any material tax deficiency which has been asserted against the Company, and, to the best of the Company's knowledge, the Company has no material obligation to pay any taxes except as may be stated in the Prospectus.

          (t) All prior offers or sales of the securities of the Company were exempt from registration under the Act and all applicable state blue sky laws.

          (u) No securities of the Company have been sold within three years prior to the date hereof, except as set out in Item 26 of Part II of the Registration Statement.

          (v) The Company knows of no outstanding claims for services in the nature of a finder's fee or origination fee with respect to the sale of the Units or Underwriter's Warrants (defined hereinafter) hereunder resulting from its acts for which the Underwriters may be responsible. The Company will indemnify the Underwriters for and hold the Underwriters harmless against any claim for such finder's fees or origination fees.

          (w) All material contracts or agreements are properly filed as an exhibit to the Registration Statement. Each contract to which the Company is a party and which is filed as a part of or incorporated by reference into the Registration Statement has been duly and validly executed, is in full force and effect in all material respects in accordance with its terms, except as enforceability may be limited by federal or state laws or principles of public policy, and none of such contracts have been assigned by the Company, and the

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     Company knows of no present situation or condition or fact which would prevent compliance by the Company with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

          (x) The Company maintains insurance which is in full force and effect, of the types and in an amount, in the judgment of the Company and except as otherwise disclosed in the Prospectus, which is reasonable for its present business taking into account its operations and assets, including, but not limited to, insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

          (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) All material transactions between the Company and its officers, directors, promoters, and its shareholders who beneficially own 5% or more of any class of the Company's voting securities required to be disclosed in the Prospectus have been accurately disclosed in the Prospectus, and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

     2.   PURCHASE OF THE UNITS BY THE UNDERWRITERS.

          (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the Firm Units. The purchase price for each Firm Unit shall be $5.98 per Unit.

          (b) The Company hereby grants to the Underwriters, for their account, an option to purchase from the Company, solely for the purpose of covering overallotments in the sale of Firm Units, all or any portion of an aggregate of 225,000 Option Units for a period of 45 days from the date hereof at the same purchase price per Option Unit as the purchase price per Firm Unit set forth in Section 2(a) above.

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     3.   DELIVERY OF AND PAYMENT FOR UNITS.  Delivery of certificates for the Firm Units and payment therefor shall be made at the offices of Fredrikson & Byron, P.A. (or such other place as mutually may be agreed upon), at 10:00 a.m., Minneapolis, Minnesota time, on or before the third full business day following the effective date of the Registration Statement (the "FIRST CLOSING DATE").

     The option to purchase Option Units granted in Section 2(b) hereof may be exercised at any time during the 45-day term thereof by written notice to the Company from the Representative. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, and the time and date, not earlier than either the First Closing Date or the second business day after the day on which the option shall have been exercised but not later than the third full business day after the date of such exercise, as determined by the Representative, when the Option Units are to be delivered (the "SECOND CLOSING DATE"). Delivery and payment for such Option Units to be purchased by the Representative are to be at the offices set forth above for delivery and payment of the Firm Units. The First Closing Date and the Second Closing Date are sometimes herein individually called the "CLOSING DATE" and collectively called the "CLOSING DATES."

     Delivery of facsimile certificates for the Units shall be made by or on behalf of the Company to the Representative against payment by the Representative of the purchase price therefor by wire transfer or certified or official bank check in clearing house funds to the order of the Company. The certificates for such Units shall be registered in such names and denominations as the Representative shall have requested at least two full business days prior to the applicable Closing Date. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to your obligations hereunder.

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees with each Underwriter that:

          (a) The Company will use its best efforts to cause the Registration Statement to become and remain effective, up to each Closing Date. The Company will notify the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, will prepare and file with the Commission, promptly upon the Representative's request, any amendments of or supplements to the Registration Statement or Prospectus which, in the Representative's reasonable opinion, may be necessary or advisable in connection with the distribution of the Units; and will not file any amendments and supplements to the Registration Statement as originally filed with the Commission unless it shall first have delivered copies of such amendments or supplements to the Representative, or file any such amendment or supplement to which the Representative shall have reasonably objected in writing to the Company. The Company will immediately advise the Representative by telephone, confirming such advice in writing (i) when notice is received from the Commission that the Registration Statement has become effective, (ii) of any order suspending the effectiveness of the Registration Statement or of any proceedings or

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     examination under the Act, as soon as the Company is advised thereof, and
     (iii) of any order or communication of any public authority addressed to the Company suspending or threatening to suspend qualification of the Units for sale in any state. The Company will use its best efforts to prevent the issuance of any stop order or other such order, and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          (b) If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or in the reasonable opinion of counsel for the Representative, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement.

          (c) The Company will use its best efforts to take or cause to be taken all necessary action and furnish to whomever the Representative may reasonably direct such information as may be required in qualifying the Units for offering and sale under the Blue Sky or securities laws of such states as the Representative and the Company shall designate. The necessary legal work for such qualifications will be undertaken by counsel for the Company, at the Company's expense. The Company shall not, however, be required to register or qualify as a foreign corporation or as a dealer in securities or, except as to matters and transactions related to the offering or sale of the Units, consent to service of process in any state.

          (d) The Company will furnish to each of the several Underwriters, from time to time and without charge, copies of the Registration Statement, each Preliminary Prospectus, the Prospectus (including all documents from which information is incorporated by reference), and all amendments of and supplements to any of such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request for the purposes contemplated by the Act. The Company authorizes the several Underwriters and all dealers to whom any of the Units may be sold by the Underwriters to use the Preliminary Prospectuses and Prospectuses supplied, as from time to time amended or supplemented, in connection with the sale of the Units as and to the extent permitted by federal and applicable state and local securities laws.

          (e) The Company will furnish to the Representative two copies of the Registration Statement and all amendments thereof which are signed and include all exhibits and schedules.

          (f) The Company will, for a period of five (5) years after the Effective Date, furnish directly to the Representative, and to each Underwriter who may so request in writing, as soon as the same shall be sent to shareholders generally, copies of all annual or interim shareholder reports of the Company, and will, for the same period, also furnish the Representative, and to each Underwriter who may so request in writing, with the following:

                 (i) two copies of any report, application, or document (other than exhibits, which, however, will be furnished on request) which the Company shall file with the Commission or any securities exchange;

                (ii) as soon as the same shall be sent to shareholders generally, copies of each communication which shall be sent to shareholders; and

               (iii) from time to time such other information concerning the Company as the Representative may reasonably request, provided that the Company shall not be required to furnish any information pursuant hereto that is not furnished to its shareholders or not otherwise made publicly available.

          (g) The Company will, for a period of five (5) years after the Effective Date, furnish directly to the Representative, quarterly profit and loss statements, reports of the Company's cash flow filed by the Company with the Commission.

          (h) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, a statement of earnings of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

          (i) Whether or not this Agreement becomes effective or is terminated or cancelled or the sale of the Units to the Representative is consummated, and regardless of the reason for or cause of any such termination, cancellation, or failure to consummate, the Company will pay or cause to be paid (A) all expenses (including any transfer taxes) incurred in connection with the delivery to the Representative of the Units, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel, excluding, however, fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, (C) all fees and expenses incurred by the Company in connection with the Registration Statement, including all Company counsel fees, (D) fees and expenses of the Company's counsel, incurred in connection with the qualification of the Units for offering and sale by the Underwriters or by dealers under the securities or Blue Sky laws of the states and other jurisdictions designated in accordance with Section 4(c) hereof, (E) subject to the further provisions of this Section 4(i), all fees and expenses, including all counsel fees, excluding, however, fees of the Underwriters' counsel, incurred in connection with the review of the offering by the National Association of Securities Dealers, Inc. and listing fees, if any, (F) all costs and expenses incident to qualification of the Common Stock and the Warrants with The Nasdaq National Market, and
     (G) postage and express charges, due diligence meetings for the investment community and other expenses in connection with delivery of the Preliminary and Final Prospectus to the Underwriters and Blue Sky Registrations, filings and legal expenses. In addition to and not in lieu of the foregoing, the Company shall pay to the Representative on each Closing Date, for out-of-pocket expenses (including fees of Representative's counsel), a nonaccountable expense allowance equal to two percent (2%) of the aggregate purchase price for the Units sold to all the Underwriters on each Closing Date, less the $10,000 refundable retainer (the "Retainer") previously paid by the Company, receipt of which is acknowledged by the Representative. If the Underwriters withdraw from the sale of the Units as herein proposed for any reason other than their inability to sell the Units and through no other fault of their own, or if the sale of the Units as herein proposed is abandoned by the Company, the Company will reimburse the Representative in the amount of all accountable expenses (including fees and disbursements of counsel), in excess of the $10,000 Retainer, incurred by the Representative in connection with the contemplated purchase, offer, and sale of the Units, including without limitation, expenses incurred in their investigation, preparation to market, and marketing of the Units, and in contemplation of performing and in performance of its obligations hereunder, up to an aggregate of $20,000, such expenses and fees to be evidenced by appropriate receipts, invoices, or other documentation.
     Should the offering as contemplated herein not occur, and should the Representative's accountable expense not exceed the amount of the Retainer, the Representative shall refund to the Company the difference between the Retainer amount and its accountable expenses.

          (j) The Company will cause all officers, directors and shareholders of the Company to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Representative, pursuant to which each such person shall agree not to offer for sale, sell, distribute or otherwise dispose of any securities of the Company for a period of 180 days from the date hereof.

          (k) The Company will not, during the 180 days following the effective date of the Registration Statement, except with the Representative's prior written consent, offer for sale, sell, distribute, or otherwise dispose of any Common Stock or sell or grant options, rights, or warrants with respect to any Common Stock (except for the grants, options, rights, warrants or convertible securities pursuant to the Company's 1995 Stock Option Plan or sales upon the exercise of options or warrants or the conversion of convertible notes outstanding on the date hereof), otherwise than in accordance with this Agreement or as contemplated by the Prospectus. The Company shall not register the

     Common Stock or options underlying such 1995 Stock Option Plan within the 180 day period immediately following the date hereof.

          (l) The Company authorizes the Underwriters and all dealers to whom any of the Units may be sold by the Underwriters in connection with the distribution of the Units, to use the Prospectus as from time to time amended or supplemented in connection with the offering and sale of the Units and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable state Blue Sky or securities laws.

          (m) The Company shall not request an effective date nor allow the Registration Statement to be declared effective without the prior approval of the Representative.

          (n) Within the time during which the Prospectus is required to be delivered under the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, by the Rules and Regulations, by the Exchange Act, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Units.

          (o) The Company shall file an application and take all other steps necessary to have the Common Stock and Warrants actually listed on The Nasdaq National Market on or prior to the effective date of the Registration Statement under the Act.

          (p) The Company will reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of Warrants and the Underwriter's Warrants during the term of the Warrants and the Underwriter's Warrants (as described in Section 12 hereof).

          (q) Prior to the Closing Date, no discussions will be held by officers or directors of the Company with any member of the news media and no news release or other publicity about the Company will be issued or authorized by the Company without prior approval of the Company's and the Representative's respective legal counsel; further, the Company will use its best efforts to prevent discussions by any affiliate or associate of the Company with any member of the news media and the Company will use its best efforts to prevent the issuance of any news release or other publicity by any affiliate or associate of the Company without the prior approval of the Company's and the Representative's respective legal counsel.

          (r) The Company shall have obtained a CUSIP number for the Units (and its components) prior to the effective date of the Registration Statement under the Act.

          (s) The Company shall supply to the Representative, and its legal counsel, at the Company's cost, one complete bound volume each of all of the documents relating to the public offering, within a reasonable time after the Closing Date, not to exceed four (4) months. The volume shall be hard cover bound in book format.

          (t) The Company will apply the proceeds from the sale of the Units by it to the purposes and in the manner set forth in the Registration Statement and, pending such application, shall invest such net proceeds only in one or more of the following, except as otherwise provided by prior written consent of the Underwriters: (i) interest-bearing obligations issued by the United States Government or issued by an agency or instrumentality of the United States Government and guaranteed by the United States Government and having a maturity not in excess of one year,
     (ii) interest-bearing domestic commercial paper having a maturity of not more than 365 days and, at the time of purchase by the Company, rated investment grade by Moody's Investors Service, Inc. or Standard & Poor's Corporation, (iii) interest-bearing certificates of deposit issued by a commercial bank chartered by the United States Government or by any state of the United States having shareholders' equity of at least $500,000,000 except that the foregoing notwithstanding, the Company may invest no more than $100,000 of such net proceeds in certificates of deposit issued by any such commercial bank regardless of shareholders' equity, and (iv) shares or other units of interest in a registered open-ended investment company the assets of which aggregate at least $200,000,000 and are invested solely in so-called "money market" obligations.

          (u) The Company shall supply to the Representative and its counsel such financial statements, contracts and other corporate documents as the Representative or its counsel may reasonably request, and the Company shall make reasonably available for consultation, such persons involved with the Company's business as the Representative or its counsel shall deem necessary in connection with the Representative's due diligence examination of the Company.

          (v) The President of the Company will certify that projections presented to the Representative for its review were prepared in good faith and represent the President's best present estimate of the Company's financial condition following completion of the Initial Public Offering. The President of the Company shall also provide the Representative with her assurance that the proceeds of the Initial Public Offering are sufficient to fund the Company over the next twelve months from the date of receipt.

          (w) All documents to be filed with the Commission shall be submitted to the Representative and its counsel for prior approval and no amendment will be made to the Registration Statement or to any preliminary or final prospectus without the prior consent of such counsel, which approval and consent shall not be unreasonably withheld.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters herein shall be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof, and as of each Closing Date, to the accuracy of the written statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., Minneapolis, Minnesota time, on the date of this Agreement or on such later time and date as shall be satisfactory to the Representative, as the representative of the several Underwriters, no stop order suspending the effectiveness of the Registration Statement or any amendment thereof or supplement or the qualification of the Units for offering or sale shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or shall be threatened by the Commission or by any state securities authority, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Representative's satisfaction.

          (b) The Representative shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact that, in the Representative's reasonable opinion, is material, or omits to state a fact that, in the Representative's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading provided that this Section 5(b) shall not apply to statements in, or omissions from, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto that are based upon and conform to written information provided by the Representative specifically for use in the Registration Statement or Prospectus.

          (c) On or prior to each Closing Date, the form and validity of the Units, the legality and sufficiency of the corporate proceedings and matters relating to the incorporation of the Company and other matters incident to the issuance of the Units, the form of the Registration Statement and the Prospectus and of any amendments thereof or supplements thereto filed prior to such Closing Date (other than financial statements and schedules and other financial or statistical data included therein), the authorization, execution, and delivery of this Agreement and the description of the Units contained in the Prospectus shall have been reasonably approved by the Representative. In connection with such determination, the Company shall have furnished to the Representative such documents as the Representative may have requested for the purpose of enabling the Representative to pass upon such matters.

          (d) On each Closing Date there shall have been furnished to the Representative, the opinion (addressed to the Underwriters) of Fredrikson & Byron, P.A., counsel for the Company, dated such Closing Date, and in form reasonably satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company (and any subsidiary) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. To such counsel's knowledge, the Company's sole subsidiary is bw-3 Franchise Systems, Inc.

               (ii) The authorized capital stock of the Company as of the date of this Agreement is as set forth in the Prospectus. To such counsel's knowledge, the outstanding shares of the Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Units (and their components) have been duly authorized and, upon issuance, delivery and payment therefor as described in this Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock underlying the Warrants have been duly authorized and reserved for issuance and when issued, sold and delivered in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable. The issuance, sale and delivery of the Underwriter's Warrant has been duly authorized and the shares (the "WARRANT SHARES") of Common Stock issuable upon the exercise thereof have been reserved for issuance upon such exercise. The Warrant Shares, when issued, sold and delivered in accordance with the terms of the Underwriter's Warrant, will be validly issued, fully paid and nonassessable. No preemptive rights of, or rights of refusal in favor of, stockholders of the Company exist with respect to the Units (or any component thereof), the Underwriter's Warrant or the Warrant Shares, or the issue and sale thereof, pursuant to the Company's Articles of Incorporation or Bylaws.

               (iii) The authorized securities of the Company conform as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Securities." The form of stock and warrant certificate filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement comply as to form with the applicable provisions of the Minnesota Business Corporation Act.

               (iv) The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and, to such counsel's knowledge, no proceedings for that purpose have been instituted or are pending by the Commission.

               (v) To such counsel's knowledge, the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and with the Rules and Regulations, except the financial statements, the notes thereto and the related schedules and other financial and statistical data contained therein, as to which counsel need express no opinion.

               (vi) Counsel knows of no contracts, leases, documents or pending legal proceedings that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

               (vii) The Underwriting Agreement, the Warrant Agreement and the Underwriter's Warrant have been duly authorized by all requisite corporate action, executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforceability is limited.

               (viii) The execution and delivery of the Underwriting Agreement and the issue and sale of the Underwriter's Warrant, the Units (and their components) and the shares underlying the Underwriter's Warrant will not violate or conflict with the Articles of Incorporation or the Bylaws of the Company or any material provision of any material contract or instrument filed as an exhibit to the Registration Statement to which the Company is a party or by which the Company is bound or to such counsel's knowledge (i) any law of the United States or the State of Minnesota, (ii) any rule or regulation of any governmental authority or regulatory body of the United States or the State of Minnesota, or (iii) any judgment, order or decree known to us and applicable to the Company of any court or governmental authority.

               (ix) No holders of capital stock of the Company, or securities convertible into capital stock of the Company, have the right to cause the Company to include such holder's capital stock in the Registration Statement pursuant to the Company's Articles of Incorporation or Bylaws or any contract or agreement.

               (x) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issue and sale of the Units pursuant to the Underwriting Agreement, except such as have been obtained or made and such as may be required under applicable state securities or blue sky laws or by the National Association of Securities Dealers, Inc. (as to latter which counsel need express no opinion).

          Although counsel to the Company is not opining to and cannot guarantee the accuracy and completeness of the statements contained in the Registration Statement or in the Prospectus, and such counsel makes no representation that they have independently verified the accuracy, completeness, or fairness of such statements, in connection with such counsel's representation of the Company in the preparation of the Registration Statement and Prospectus, nothing came to counsel's attention that led counsel to conclude that the Registration Statement, as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that counsel need express no view with respect to the content of financial statements, the notes thereto and the related schedules included in the Registration Statement or the Prospectus or as to statements in the Registration Statement or Prospectus which are based on and conform to written information furnished to the Company by or on the Representative's behalf specifically for use in the preparation of the Underwriting section of the Registration Statement).

          In rendering such opinion, such counsel may rely (A) as to questions of the law of jurisdictions other than the State of Minnesota or the United States upon an opinion or opinions (dated the Closing Date, addressed to the Representative and in form satisfactory to the Representative) of counsel acceptable to the Representative and (B) as to matters of fact, to the extent counsel to the Representative reasonably deems such reliance proper, on certificates of appropriate officers of the Company, of the transfer agent and registrar for the Units and of public officials; PROVIDED, such opinions and certificates must be attached to the opinion of counsel.

          (e) At the time of execution of this Agreement, the Underwriters shall have received from KPMG Peat Marwick LLP, a letter dated the date of such execution, in form and substance satisfactory to the Representative, to the effect that they are independent accountants with respect to the Company within the meaning of the Act and the applicable published instructions, and Regulations thereunder, and further stating in effect that:

                 (i) In their opinion, the audited financial statements included in the Registration Statement and Prospectus covered by their report included therein, comply as to form in all material respects with the applicable requirements of the Act and the published instructions, and Regulations, thereunder.

                (ii) On the basis of (A) a reading of the minutes of the shareholders' and directors' meetings of the Company since inception,
          (B) inquiries of certain officials of the Company responsible for financial and accounting matters, (C) a reading of the Company's monthly operating statements subsequent to March 29, 1998, and (D) other specified procedures and inquiries (but not an audit in accordance with generally accepted auditing standards), nothing came to their attention causing them to believe that:

                    (1) that the unaudited financial statements of the Company, contained in the Prospectus and any amendment thereof or supplement thereto, do not comply as to form, in all material respects, with the applicable accounting requirements of the Act and the published Rules and Regulations or were not prepared in conformity with generally-accepted accounting principles and practices applied on a basis consistent in all material respects with those followed in the preparation of, the audited financial statements of the Company included therein; or

                    (2) that the unaudited amounts of revenues, income before provision for income taxes, net income and ratio of earnings to fixed charges of the Company contained in the Prospectus, or any amendment thereof or supplement thereto, were not derived from financial statements prepared in conformity with generally-accepted accounting principles and practices applied on a basis consistent in all material respects with those followed in the preparation of the audited financial statements of the Company included therein; or

                    (3) that the unaudited pro forma financial statements of the Company and recently-acquired companies, if any, contained in the Prospectus or any amendment thereof or supplement thereto, were not properly compiled in accordance with generally-accepted accounting principles or did not provide for all adjustments necessary for a fair presentation of the information purported to be shown thereby; or

                    (4) with respect to the period subsequent to March 29, 1998, there were, at a specified date, not more than five (5) business days prior to the date of the letter, any changes or any material increases or decreases in capital stock, long-term or short-term debt or shareholders' equity, decreases in net assets, net current assets, or net worth or any material decrease, as compared with the corresponding period of the prior year, in revenues or net income of the Company as compared with the amounts shown in the March 29, 1998 balance sheet included in the Registration Statement, except as disclosed or referred to in the Prospectus and Registration Statement.

               (iii) Certain information set forth on the cover of the Prospectus, and in the Prospectus under the headings "Prospectus Summary," "The Offering," "Summary Consolidated Financial Data," "Risk Factors," "Use of Proceeds," "Dilution," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Certain Transactions," "Principal Stockholders" and "Description of Securities" and that are expressed in dollars (or percentages derived from dollar amounts) or numbers have been compared to accounting records of the Company which were subject to the internal accounting controls of the Company and are in agreement with such records or computations made therefrom, excluding any questions of legal interpretation.

          (f) The Underwriters shall have received from KPMG Peat Marwick LLP, a letter dated as of each Closing Date, to the effect that such accountants reaffirm, as of such Closing Date, and as though made on such Closing Date, the statements made in the letter furnished by such accountants pursuant to subparagraph (e) of this Section 5, except that the specified date referred to in such letter will be a date not more than five (5) business days prior to such Closing Date.

          (g) At each Closing Date, the Company shall have performed all material obligations and satisfied all material conditions on its part to be performed or satisfied on or prior thereto (except any condition satisfaction of which shall have been waived as herein provided) and compliance with the provisions of this subparagraph (g) shall be evidenced by a certificate of an executive officer of the Company.

          (h) On each Closing Date there shall have been furnished to the Representative a certificate, dated as of such Closing Date and addressed to the Representative, as representative of the several Underwriters, signed by the principal executive officer and principal financial officer of the Company to the effect that:

               (i) the representations and warranties and covenants of the Company in this Agreement are true and correct in all material respects as if made at and as of such Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the material conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

               (ii) no stop order or other order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or the qualification of the Units for offering or sale has been issued and, to the Company's knowledge, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the respective signers thereof, are threatened by the Commission or any state or regulatory body;

               (iii) neither the Registration Statement, as of the date it was declared effective, nor the Prospectus, as of its date and the Closing Date, included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been set forth in such an amendment or supplement; (C) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as set forth in or contemplated by the Prospectus, the Company has not incurred any material liability or obligation, direct or contingent, whether or not in the ordinary course of business, or entered into any material transaction, outside of the ordinary course of business, and there has not been any material change in the Common Stock, or any increase in the short-term or long-term debt, including any capitalized lease obligation (other than in the ordinary course of its business and in an amount which is not material) or any issuance of options, warrants, convertible securities or other rights to purchase the Common Stock of the

          Company or any material adverse change in the general affairs, business, key personnel, capitalization or financial position of the Company considered as a whole (other than the issuance of Common Stock pursuant to existing options described in the Prospectus); and subsequent to the date of this Agreement, the Company has not sustained any material loss or damage to its property or interference with its business by strike, fire, flood, accident or other calamity, whether or not any of the foregoing is insured, that would have a material adverse effect upon the Company considered as a whole,
          (D) the projections of the Company previously presented to the Representative showing that the Company will be able to meet the maintenance requirements for listing on The Nasdaq National Market for a period of 24 months from the date hereof, were prepared in good faith and continue to represent the signers' best present estimate of the Company's financial condition following the Closing of the sale of the Units.

          (i) The Representative shall receive a Blue Sky Memorandum reasonably satisfactory to the Representative from Fredrikson & Byron, P.A., confirming that all requisite action for the offer and sale of the Units in all jurisdictions requested has been taken.

          (j) The Representative shall have received "lock up" agreements, in form and substance acceptable to the Representative, from all directors, officers and shareholders of the Company restricting the sale, assignment or other conveyance of any securities of the Company without the prior written consent of the Representative for a period of 180 days from the effective date of the Registration Statement under the Act.

          (k) The Company's Common Stock and Warrants shall be approved for quotation on The Nasdaq National Market on or prior to the effective date of the Registration Statement under the Act.

          (l) Prior to the First Closing, the number of issued and outstanding shares of common stock of the Company shall not exceed 1,987,758 shares (after considering the one for two reverse split of the Company's Common Stock) and options and warrants to acquire 505,185 shares of common stock (after considering the one for two reverse split of the Company's Common Stock), and there shall be no change in the capitalization of the Company without the prior written consent of the Representative, except pursuant to the outstanding options, warrants and convertible notes described in the Prospectus.

          (m) The Company's Common Stock and Warrants shall be registered under the Securities Exchange Act of 1934, as amended, pursuant to Form 8-A, on or prior to the effective date of the Registration Statement under the Act.

          (n) The Company shall have furnished to the Representative and Doherty, Rumble & Butler Professional Association, counsel for the Representative, such further certificates and documents as Underwriters' counsel may reasonably request, relating to the fulfillment of the conditions set forth in this Section 5.

          (o) The Company shall effect a one for two reverse stock split of its Common Stock simultaneous with the effectiveness of the Registration Statement and shall promptly provide counsel to the Representative evidence of the effectiveness of such reverse split.

          (p) The Representative shall have received an opinion of Doherty, Rumble & Butler Professional Association, in form and substance satisfactory to it as to certain matters pertaining to the registration of the Units.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representative and to counsel for the Representative. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters, and other documents as the Representative shall reasonably request. The Representative, on behalf of the several Underwriters, may waive in writing the performance of any one or more of the conditions specified in this Section 5 or extend the time for their performance.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the several Underwriters hereunder may be cancelled by the Representative, as the representative of the several Underwriters, at, or at any time prior to, each Closing Date. Any such cancellation shall be without liability of the Underwriters to the Company or any liability of the Company to the Underwriters, except pursuant to Section 4(i) hereof. Notice of such cancellation shall be given to the Company in writing, or by telefax or telephone confirmed in writing.

     The Representative may waive in writing the performance of any one or more of the foregoing conditions or extend the time for their performance.

     6.   EFFECTIVE DATE AND TERMINATION.

          (a) This Agreement shall become effective at immediately after the time at which the Registration Statement shall have become effective under the Act.

          (b) Until the First Closing Date, this Agreement may be terminated by the Representative by giving notice to the Company, if (i) the Company shall have sustained a loss or damage by fire, flood, accident, or other calamity which is material to the property, business, or condition (financial or other) of the Company considered as a whole, any properties of the Company shall have become a party or subject to litigation material to the Company considered as a whole, or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change or development in the general affairs, condition (financial or other), business, key personnel, capitalization, properties, results of operations or net worth, of the Company considered as a whole, whether or not arising in the ordinary course of business, which loss, damage, or change, in the Representative's judgment, shall render it inadvisable to proceed with the delivery of the Units, whether or not such loss shall have been insured, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market, The Nasdaq SmallCap Market or the over-the-counter market shall have been suspended or minimum prices shall have been established on such exchange or market by the Commission or by such exchange, (iii) a general banking moratorium shall have been declared by federal or state authorities, or
     (iv) there shall have been such a serious, unusual and material adverse change in general economic, political, or financial conditions or the effect of international conditions on the financial markets in the United States shall be such as, in the Representative's reasonable judgment, makes it inadvisable to proceed with the delivery of the Units. Any termination of this Agreement pursuant to this Section 6 shall be without liability of the Company to the Underwriters, except as otherwise provided in Sections 4(i), 7 and 8 hereof, and without liability of the Underwriters to the Company, except as provided in Sections 7 and 8 hereof.

          (c) Any notice referred to in this Section 6 may be given at the address specified in Section 11 hereof in writing or by telegraph or telephone, and if by telefax or telephone, shall be immediately confirmed in writing.

     7.   INDEMNIFICATION.    (a)  The Company agrees to indemnify and hold
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment thereof or supplement thereto, or (B) in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon and conforming to written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment thereof or supplement thereto, or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse the Underwriters, their officers and directors and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters, their officers and directors or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you or on your behalf specifically for use in the preparation of the Registration Statement or any amendment thereof or supplement thereto, or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto; and provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus but eliminated or remedied in the Prospectus (as amended or supplemented), such indemnity agreement shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls any Underwriter), if the person asserting any loss, liability, claim or damage purchased the Units which are the subject thereof and a copy of the Prospectus (as then supplemented or amended) was not sent or given to such person with or prior to the written confirmation of the sale of such Units to such person.

     (b) Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer, or controlling person, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment thereof or supplement thereto, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment thereof or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative, as representative of the Underwriters by or on behalf of such Underwriter, specifically for use with reference to the Underwriter in the preparation of the Registration Statement or any amendment thereof or supplement thereto or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto; and will reimburse the Company, any such director or officer, or controlling person, for any legal or other expenses reasonably incurred by the Company or any such director or officer, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 7, notify in writing the indemnifying party of the commencement thereof; no indemnification shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this section. In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and (notwithstanding subparagraphs (a) and (b) of this Section 7) after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties, or any of them, and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties; provided, however, that the indemnifying parties shall not be liable for the fees and expenses of more than one counsel for the indemnified parties. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected by the indemnified party without the consent of such indemnifying party.

     8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which indemnification provided for in Section 7 is unavailable, each indemnifying party shall contribute to the aggregate losses, claims, damages, expenses and liabilities to which the indemnified parties may be subject in such proportion so that the several Underwriters are responsible for that portion (the "UNDERWRITING PORTION") represented by the percentage that the underwriting commissions appearing on the cover page of the Prospectus bear to the public offering price (net of Underwriting Commissions) appearing thereon and the Company is responsible for the remaining portion (the "RESIDUAL PORTION"); provided, however, (i) that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and (ii) if such allocation is not permitted by applicable law, then the relative fault of the Company, its directors, officers and controlling persons, on the one hand, and the several Underwriters, and their respective officers, directors and its controlling persons, on the other, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The Company and the several Underwriters agree that it would not be just and equitable if the respective obligations of the Company on the one hand, and the Underwriters, on the other, to contribute pursuant to this Section 8 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriters, and their respective officers, directors and their respective controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8. For purposes of this Section 8, the term "DAMAGES" shall include any legal or other expense reasonably incurred by the indemnified party in connection with investigating or defending any action or claim that is the subject of the contribution provisions of this Section 8. Notwithstanding the provisions of this Section
8, the several Underwriters, their respective officers, directors and its controlling persons in the aggregate shall not be required to contribute any amount in excess of the amount by which the total purchase price of the Units purchased by it, directly or indirectly, from the Company pursuant to this Agreement exceeds the amount of any damages that the several Underwriters, their respective officers, directors and their respective controlling persons in the aggregate have otherwise been required to pay by reason of such untrue statement or omission. For purposes of this Section 8, each person, if any, who controls any Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Act, each officer who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Each party entitled to contribution agrees that, upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise. In case any such action, suit, or proceeding is brought against any party, and such person so notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

     9. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the cancellation or termination of this Agreement under the provisions of Sections 5 or 6 hereof) to purchase and pay for the number of Units agreed to be purchased by such Underwriter or Underwriters upon tender to the Representative of such Units in accordance with the terms hereof, and the number of such Units shall not exceed 10% of the total number of units to be purchased by the Underwriters hereunder, then, each of the nondefaulting Underwriters shall purchase and pay for (in addition to the number of Units which it has severally agreed to purchase hereunder) that proportion of the number of Units which the defaulting Underwriter or Underwriters shall have so failed or refused to purchase which the number of Units agreed to be purchased by the nondefaulting Underwriter bears to the aggregate number of Units so agreed to be purchased by all such nondefaulting Underwriters. In such case, the Representative or the Company shall have the right to postpone each Closing Date specified in Section 3 hereof to a date not later than the seventh full business day after the date originally fixed as such Closing Date pursuant to said Section 3 in order that any necessary changes in the Registration Statement, the Prospectus, or any other documents or arrangements may be made.

     If one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the cancellation or termination of this Agreement under the provisions of Sections 5 or 6 hereof) to purchase and pay for the number of Units agreed to be purchased by such Underwriter or Underwriters upon tender to the Representative of such Units in accordance with the terms hereof and the number of such Units shall exceed 10% of the total number of Units to be purchased by the Underwriters, hereunder, then (unless within forty-eight hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Units by an Underwriter or Underwriters) this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or on the part of the Company except as otherwise provided in Sections 4(i), 7 and 8 hereof. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this paragraph. Nothing in this Section 9, and no action taken hereunder, shall relieve an defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. SURVIVAL OF INDEMNITIES, CONTRIBUTION, WARRANTIES AND REPRESENTATIONS. The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 7 and 8 hereof, the representations, warranties, and covenants of the Company contained in Sections 1 and 4 hereof and the representations and warranties of the Underwriters contained in Section 15 hereof shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of the Underwriters or the Company or any of their respective directors or officers, or any controlling person referred to in said Sections 7 and 8, and shall survive the delivery of, and payment for, the Units.

     11. NOTICES. Except as otherwise expressly provided in this Agreement, all notices and other communications hereunder shall be in writing and, if given to the Underwriters, shall be mailed, delivered or telefaxed to R. J. Steichen & Company, One Financial Plaza, 120 South Sixth Street, Minneapolis, MN 55402, Attention: President, with a copy to Girard P. Miller, Doherty, Rumble & Butler, Professional Association, 150 South Fifth Street, Suite 3500, Minneapolis, MN 55402, or if given to the Company, shall be mailed, delivered or telefaxed to it at Buffalo Wild Wings, Inc., 600 South Highway 169, Suite 1919, Minneapolis, MN 55426, Attention: President, with a copy to Melodie R. Rose, Fredrikson & Byron, P.A., 900 Second Avenue South, Suite 1100, Minneapolis, MN 55402.

     12. UNDERWRITER'S WARRANT. Upon payment of a purchase price of $50 by the Representative, the Company will issue and deliver to R. J. Steichen & Company, for its account, Warrants to purchase Common Stock in an amount equal to 150,000 shares of Common Stock. Such Warrants shall be issued on the Closing Date and shall be dated as of the Closing Date. Such Warrants shall be exercisable commencing one (1) year after the Effective Date for a period of four years thereafter at a price per share of $7.80. Such Warrant shall contain such terms and conditions as contained in the form of Underwriter's Warrant attached hereto and labeled Appendix A.

     13. INFORMATION FURNISHED BY UNDERWRITERS. The statements relating to stabilization activities of the Underwriters on the inside front cover of the Preliminary Prospectus and the Prospectus, and under the caption "UNDERWRITING" in any Preliminary Prospectus and in the Prospectus, and, to the extent the same relate to you, in any Blue Sky application, constitute the written information furnished by or on behalf of the Representative referred to in Section 1 hereof,
Section 5(d) hereof and in paragraphs (a) and (b) of Section 7 hereof.

     14. PARTIES. This Agreement is made solely for the benefit of the several Underwriters, the Company, any director, officer, or controlling person referred to in Sections 7 and 8 hereof, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term "personal representatives, successors and assigns," as used in this Agreement, shall not include any purchaser of Units (as such purchaser) from the Underwriters.

     15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE REPRESENTATIVE. The Representative, on behalf of the several Underwriters, represents, warrants to and agrees with the Company that:

          (a) The Underwriters are corporations or partnerships duly formed and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed.

          (b) Each Underwriter is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and under the securities laws of Minnesota and of such other states in which it intends to offer or sell the Units, if such registration is required in any such other state, and is a member in good standing of the National Association of Securities Dealers, Inc., and no proceedings have been initiated or threatened to suspend any such registration or membership.

          (c) The execution, delivery and performance of this Agreement by the Representative on behalf of the several Underwriters, and the consummation of the transactions contemplated hereby, have been duly authorized by the Underwriters, and at the time of its execution, performance, or consummation, will not constitute or result in any breach or violation by the Underwriters of any of the terms, provisions or conditions of, or constitute a default under, any federal statute or regulation (including, without limitation, the net capital requirements under Rule 15c-1 of the Securities Exchange Act of 1934) or any statute or regulation of any state in which any Underwriter intends to offer or sell the Units, or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Underwriters or any of their activities or property.

          (d) Each of the Underwriters will abide by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. in making sales within the United States, its territories and possessions, and will comply with the requirements of the National Association of Securities Dealers, Inc.'s interpretation with respect to free riding and withholding.

          (e) The Units will be offered by the Underwriters only to persons resident in such states as are designated pursuant to Section 4(c) hereof. All of such persons shall be persons and entities for whom the purchase of the Units is a suitable investment and the Underwriters shall employ or engage no Selected Dealer, sales person, agent or representative in the offer or sale of the Units, which Selected Dealer, sales person, agent or representative is not properly registered and licensed for the purpose of such offer or sale. All such registrations and licenses shall remain in full force and effect until after the Closing Dates.

          (f) The Representative, on behalf of the several Underwriters, agrees that neither any Underwriter nor any officer or other person employed by any Underwriter or any Selected Dealer will provide any information or make any representations to offerees of the Units, other than such information and representations as are either contained in the Prospectus or the Registration Statement or are not inconsistent with information set forth in the Prospectus or the Registration Statement.

          (g) The Representative, on behalf of the several Underwriters, agrees that in any event the Representative learns of any circumstances or fact which it believes would make any Preliminary Prospectus, the Prospectus, or the Registration Statement inaccurate or misleading in any material respect, it will immediately bring such circumstances or facts to the attention of the Company.

     16. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota, without regard to its choice of law provisions.


                                   BUFFALO WILD WINGS, INC.


                                   By
                                      ----------------------------------------
                                        Its
                                            ----------------------------------

                                                "COMPANY"

The foregoing Agreement is hereby
confirmed  and  accepted  as of the
date first above written:

R. J. STEICHEN & COMPANY


By
   ----------------------------------
         Authorized Officer

 ------------------------------------
         Print Name


"REPRESENTATIVE OF THE SEVERAL UNDERWRITERS"

                                      SCHEDULE I


                                                 NUMBER OF FIRM UNITS
          UNDERWRITERS                              TO BE PURCHASED
          ------------                              ---------------

          R.J. Steichen & Company . . . . . . . . .      ________
          _____________________ . . . . . . . . . .      ________
          _____________________ . . . . . . . . . .      ________
          _____________________ . . . . . . . . . .      ________

               TOTAL. . . . . . . . . . . . . . . .      1,500,000
                                                         ---------
                                                         ---------

                                      APPENDIX A


                            COMMON STOCK PURCHASE WARRANT
                                      (FORM OF)

                              BUFFALO WILD WINGS, INC.


                           COMMON STOCK PURCHASE WARRANT


     Buffalo Wild Wings, Inc., an Minnesota corporation (the "COMPANY"), hereby agrees that, for value received, ________________________________, or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after ____________, 1999, and before 4:30 p.m., Minneapolis, Minnesota time, on __________, 2003 One Hundred Fifty Thousand (150,000) shares of the $.01 par value Common Stock of the Company, at an exercise price of $7.80 per Share, subject to adjustment as provided herein.

     1. EXERCISE OF WARRANT. The purchase rights granted by this Warrant shall be exercised (in minimum quantities of 100 shares) by the holder surrendering this Warrant with the form of exercise attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by cashier's check payable to the order of the Company, of the purchase price payable in respect of the Shares being purchased. If less than all of the Shares purchasable hereunder is purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant (dated the date hereof) evidencing the number of Shares not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the Shares purchased upon such exercise. The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

     "The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant
     dated                  , 1998, issued by Buffalo Wild Wings, Inc., a
     copy of which is available for inspection at the offices of Buffalo Wild Wings Discovery, Inc. Transfer may not be made except in accordance with the terms of the Common Stock Purchase Warrant. In addition, no sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a Registration Statement under the Securities Act of 1933, as amended (the "ACT"), with respect to such shares is then in effect or an exemption from the registration requirements of the Act is then in fact applicable to such shares."




___________________________

     THIS WARRANT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH AT THE BOTTOM OF PAGE 8 HEREOF.

     2. NEGOTIABILITY AND TRANSFER. This Warrant is issued upon the following terms, to which each holder hereof consents and agrees:

          (a) Except where directed by a court of competent jurisdiction pursuant to the dissolution or liquidation of a corporate holder hereof, for the period ending one year from _________________ , 1998, title to this Warrant may not be sold, transferred, assigned or hypothecated, except that within such one-year period title to this Warrant may be transferred only to R.J. Steichen & Company (the "UNDERWRITER"), or to a person who is both an officer and shareholder, or both an officer and employee, of the Underwriter, or to a successor (or both an officer and shareholder, or both an officer and employee) in interest to the business of the Underwriter, by endorsement (by the holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery subject to the requirements of Section 4 hereof.

          (b) Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary.

          (c) Each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

     3. ANTIDILUTION ADJUSTMENTS. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and the number of Shares purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock and against the number of Shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of Shares purchasable after such event proportional to such exercise price and number of Shares purchasable immediately preceding such event. No adjustment in exercise price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; PROVIDED, HOWEVER, that any adjustments which are not required to be so made shall be carried forward and taken into account in any subsequent adjustment. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     No fractional Shares are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company.

     In case of any capital reorganization or any reclassification of the Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the holder had held the number of Shares which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

     When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and

     (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

     (b) cause a copy of such statement to be mailed to the holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

     4. TRANSFER AND REGISTRATION RIGHTS. Prior to making any disposition of the Warrant or of any Shares purchased upon exercise of the Warrant, the holder will give written notice to the Company describing briefly the manner of any such proposed disposition. The holder will not make any such disposition until (i) the Company has notified him that, in the opinion of its counsel, registration under the Act is not required with respect to such disposition, or (ii) a Registration Statement covering the proposed distribution has been filed by the Company and has become effective. The Company agrees that, upon receipt of written notice from the holder hereof with respect to such proposed distribution, it will use its best efforts, in the consultation with the holder's counsel, to ascertain as promptly as possible whether or not registration is required, and will advise the holder promptly with respect thereto, and the holder will cooperate in providing the Company with information necessary to make such determination.

     If, at any time prior to the expiration of seven (7) years from the date hereof, the Company shall propose to file any Registration Statement (other than any registration on Forms S-4, S-8 or any other similarly inappropriate form or Registration Statement with respect to a public offering in which there are no selling shareholders) under the Securities Act of 1933, as amended, covering a public offering of the Company's securities, it will notify the holder hereof at least thirty (30) days prior to each such filing and will include in the Registration Statement (to the extent permitted by applicable regulation), the shares purchased by the holder or purchasable by the holder upon the exercise of the Warrant to the extent requested by the holder hereof. Notwithstanding the foregoing, the number of shares of the holders of the Warrants proposed to be registered thereby shall be reduced pro rata with any other selling shareholder (other than the Company) upon the reasonable request of the managing underwriter of such offering. If the Registration Statement or Offering Statement filed pursuant to such thirty
(30) day notice has not become effective within six months following the date such notice is given to the holder hereof, the Company must again notify such holder in the manner provided above.

     At any time prior to the expiration of five (5) years from the date hereof, and provided that a registration statement on Form S-3 (or its equivalent) is then available to the Company, and on a one-time basis only, if the holders of 50% or more of the Warrants and/or the Shares acquired upon exercise of the Warrants request the registration of the Shares on Form S-3 (or its equivalent), the Company shall promptly thereafter use its best efforts to effect the registration under the Securities Act of 1933, as amended, of all such shares which such holders request in writing to be so registered, and in a manner corresponding to the methods of distribution described in such holders' request.

     All expenses of any such registrations referred to in this Section 4, except the fees of counsel to and accountants for such holders and underwriting commissions or discounts, filing fees, and any transfer or other taxes applicable to such shares, shall be borne by the Company.

     Upon effectiveness of a Registration Statement which includes Common Stock purchased or purchasable upon the exercise of this Warrant in accordance with a valid demand under this Section 4, the rights under this Warrant of all holders to make another such demand shall terminate. Each purchaser or transferee of a portion of this Warrant is responsible to determine whether his or her demand rights under this paragraph have been terminated by such an exercise. Any Warrants issued upon transfers subsequent to such an exercise shall have all of the demand registration provisions under this Section 4 deleted.

     The Company will mail to each record holder, at the last known post office address, written notice of any exercise of the rights granted under this paragraph 4, by certified or registered mail, return receipt requested, and each holder shall have twenty (20) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such holder wishes to join in such exercise.

     The Company will furnish the holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof. The Company will maintain, at its expense, the effectiveness of any Registration Statement or the Offering Statement filed by the Company, whether or not at the request of the holder hereof, for at least six (6) months following the effective date thereof.

     In the case of the filing of any Registration Statement, and to the extent permissible under the Securities Act of 1933, as amended, and controlling precedent thereunder, the Company and the holder hereof shall provide cross indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each.

     The holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such Registration Statement or Offering Statement, and in the furnishing of information concerning the holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution.

     The Registration Rights described in this Section 4 shall terminate as to any holder when all such holder's shares are eligible for resale under Rule 144 (or successor rule) of the Securities Act.

     5.   RIGHT TO CONVERT.

          (a) Provided the Company's Common Stock shall then be traded on an exchange or quoted by NASDAQ or otherwise traded as described in 5(d) hereof, the holder of this Warrant shall have the right to require the Company to convert this Warrant (the "CONVERSION RIGHT"), at any time from ___________, 1999, and prior to its expiration, into shares of Common Stock as provided for in this
               Section 5. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any exercise price) that number of shares of Common Stock equal to the number of shares of Common Stock resulting from multiplying the number of shares of Common Stock issuable to the holder upon exercise of the Warrant (and desired to be converted) times the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the exercise price for one Warrant Share in effect immediately prior to the exercise of the Conversion Right from the Fair Market Value (as determined below) for one Warrant Share immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

          (b) The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day, by delivering a written notice (the "CONVERSION NOTICE") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Stock the Warrantholder will purchase pursuant to such conversion, and (ii) a place, and a date not less than five (5) nor more than twenty (20) business days from the date of the Conversion Notice for the closing of such purchase.

          (c) At any closing under Section 5(b) hereof, (i) the holder will surrender the Warrant, (ii) the Company will deliver to the holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the holder a new Warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

          (d) "FAIR MARKET VALUE" of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean:

               (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System, or The SmallCap Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date.

               (ii) If the Company's Common Stock is not traded on an exchange or on The NASDAQ National Market System, or The SmallCap Market, but is traded in the over-the-counter market, then the average of the closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

               (iii) If the Company's Common Stock is not publicly traded and there has been a bona fide sale for cash on an arm's-length basis within 10 days prior to the Determination Date of such Common Stock by the Company privately to one or more investors unaffiliated with the Company (a "Qualifying Sale"), then the most recent such sales price.

               (iv) If the Company's Common Stock is not publicly traded and there has been no Qualifying Sale, then the appraised fair market value of such stock, as determined by mutual agreement of the Company and the holder of the Warrant; or if the parties cannot agree to such valuation, then each of the Company and the holder shall select an arbitrator and such arbitrators shall select a third, and such three arbitrators shall determine (in accordance with the Commercial Arbitration Rules of the American Arbitration Association, such expenses to be borne equally by the parties) the fair market value

                     (without any discount for lack of marketability or minority interest) of a share of Common Stock of the Company.

     6. NOTICES. The Company shall mail to the registered holder of the Warrant, at his or her last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which
(a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of common stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of common stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon.

     7. RESERVATION OF COMMON STOCK. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant and the shares of Common Stock included therein upon the basis herein set forth shall at all times be reserved for the exercise thereof.

     8. MISCELLANEOUS. Whenever reference is made herein to the issue or sale of shares of Common Stock, the terms "COMMON STOCK" or "SHARES" shall include any stock of any class of the Company other than preferred stock that has a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

     The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution.

     Upon written request of the holder of this Warrant, the Company will promptly provide such holder with a then current written list of the names and addresses of all holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

     The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Minnesota, without regard to its choice of law provisions.

     All Shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuer thereof.

     Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a stockholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

     IN WITNESS WHEREOF, this Warrant has been duly executed by Buffalo Wild Wings, Inc., this _____ day of ___________________ , 1998.


                                       BUFFALO WILD WINGS, INC.


                                       By
                                          -----------------------------------
                                              Its
                                                 ----------------------------







     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAW. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                WARRANT EXERCISE FORM

                     To be signed only upon exercise of Warrant.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________ shares of Common Stock of Buffalo Wild Wings, Inc. to which such Warrant relates and herewith makes payment of
$_______           therefor in cash or by certified check, and requests that
such shares be issued and be delivered to, _________________________ , the address for which is set forth below the signature of the undersigned.

Dated:
      ------------------------

------------------------------              ---------------------------------
(Taxpayer's I.D. Number)                    Signature)

                                            ---------------------------------
                                            (Address)

                                            ---------------------------------


                             ___________________________



                                   ASSIGNMENT FORM

                To be signed only upon authorized transfer of Warrant.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ________________________ the right to purchase shares of Common Stock of Buffalo Wild Wings, Inc. to which the within Warrant relates and appoints ________________________ , attorney, to transfer said right on the books of Buffalo Wild Wings, Inc. with full power of substitution in the premises.

Dated:
       -----------------------


                                            ---------------------------------
                                            (Signature)

                                            ---------------------------------
                                            (Address)

                                            ---------------------------------

                                CASHLESS EXERCISE FORM
           (To be executed upon exercise of Warrant pursuant to Section 5)


     The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Common Stock Purchase Warrant for, and to purchase thereunder, ______________________ shares of Common Stock, as provided for in Section 5 therein.

     If said number of shares shall not be all the shares purchasable under the within Common Stock Purchase Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

     Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional shares to:

NAME
          --------------------------------------------------------------------
               (PLEASE PRINT NAME)


ADDRESS
          --------------------------------------------------------------------

          --------------------------------------------------------------------

SOCIAL SECURITY NO.
                     ---------------------------------------------------------


SIGNATURE
          --------------------------------------------------------------------

               NOTE: The above signature should correspond exactly with the name on the first page of this Common Stock Purchase Warrant or with the name of the assignee appearing in the assignment form on the preceding page.